Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ARGONAUT GROUP, INC.

ARGONAUT GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, as amended, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation at a meeting duly held adopted resolutions proposing and declaring advisable the following amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended so that the first paragraph of Article 4 thereof shall read in its entirety as follows:

“The total number of shares of all classes of stock which the corporation shall have authority to issue is Seventy Five Million (75,000,000), consisting of:

(a) Five Million (5,000,000) shares of Preferred Stock of the par value of ten cents ($.10) each (hereinafter referred to as “Preferred Stock”); and

(b) Seventy Million (70,000,000) shares of Common Stock of the par value of ten cents ($.10) each (hereinafter referred to as “Common Stock”).”

SECOND: The holders of a majority of the outstanding shares of each class of stock entitled to vote on the Amendment have approved the amendment at a meeting duly held in accordance with the Corporation’s Certificate of Incorporation and Bylaws and the General Corporation Law of the State of Delaware.

THIRD: That the Amendment was duly adopted in accordance with the applicable provisions of Section 242 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 24th day of May, 2004.

ARGONAUT GROUP, INC.

By:	/s/ Byron L. LeFlore, Jr.
Name:	Byron L. LeFlore, Jr.
Title:	Vice President and Secretary